Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Stephen Chen, Interim Chief Executive Officer (Principal Executive Officer) of Phunware, Inc. (the “Company”) and J. Brendhan Botkin, Vice President of Accounting and Financial Reporting of the Company, each hereby certify that, to the best of my knowledge:

1. The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2023, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 15, 2025	Phunware, Inc.

	By:	/s/ Stephen Chen
	Name:	Stephen Chen
	Title:	Interim Chief Executive Officer
(Principal Executive Officer)

By:	/s/ J. Brendhan Botkin
Name:	J. Brendhan Botkin
Title:	Vice President of Accounting and Financial Reporting
(Principal Accounting and Financial Officer)

This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Phunware, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.